CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

                                                                    Exhibit 10.3

                     GE TRADEMARK AND TRADE NAME AGREEMENT


     This Agreement is dated and effective as of February 2, 1999, between GENERAL ELECTRIC COMPANY ("LICENSOR"), a New York corporation, and GE FUEL CELL SYSTEMS, LLC ("LICENSEE"), a Delaware limited liability company.


     A. Whereas, LICENSOR owns, directly or indirectly, in excess of fifty percent (50%) of the membership interests of LICENSEE and has the right or power to exercise effectively all of the rights or powers of ownership therein;

     B. Whereas, LICENSOR owns the LICENSED MARKS (hereinafter defined) and LICENSOR has common law and/or statutory rights therein, including applications to register and registrations therefor in certain countries throughout the world for various goods and services;

     C. Whereas, LICENSEE desires to use the LICENSED MARKS on or in connection with PRODUCTS, PRE-COMMERCIAL UNITS and SERVICES (each hereinafter defined);

     D. Whereas, LICENSOR is willing to grant licenses to LICENSEE to use the LICENSED MARKS on PRODUCTS and PRE-COMMERCIAL UNITS marketed and sold by or on behalf of LICENSEE, and for SERVICES performed by or on behalf of LICENSEE, in strict accordance with STANDARDS OF QUALITY (hereinafter defined);

     E. Whereas, LICENSEE has adopted the corporate name "GE Fuel Cell Systems, LLC", which corporate name contains LICENSOR's trademark and trade name, "GE" ("LICENSED NAME").

     F. Whereas, LICENSOR is willing to permit the use of the LICENSED MARKS and the LICENSED NAME under the terms and conditions hereinafter set forth.

     NOW THEREFORE, the parties agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

The following terms as used in this Agreement shall have the meaning set forth in this Article I:

     A. The term "LICENSED MARKS" shall mean and be limited to the trademarks, service marks, and logos shown in Exhibit A attached hereto.

     B. The terms "PRODUCTS", "PRE-COMMERCIAL UNITS", and "SERVICES" shall have the respective meanings set forth in the Distributor Agreement between LICENSEE and Plug Power, L.L.C., of even date herewith (the "Distributor Agreement").

     C. The term "STANDARDS OF QUALITY" shall mean and be limited to the specifications for PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES set forth in the Distributor Agreement.

     D. The term "LICENSED TERRITORY" shall mean and be limited to every country, province, territory, or other principality in the world, except the states of Michigan, Indiana, Ohio and Illinois in the United States of America while Edison Development Corporation has exclusive rights to market and sell products similar to Products and provide services similar to Services therein. In the event that Edison Development Corporation ("EDC") shall lose any of its rights to market and sell similar products and provide similar services in the States of Michigan, Indiana, Ohio and Illinois (the "EDC Territory"), this definition of "LICENSED TERRITORY" shall be expanded to include the EDC Territory.


                                  ARTICLE II
                                 LICENSE GRANT

     A. LICENSOR hereby grants to LICENSEE, during the term of this Agreement, a royalty-bearing, non-exclusive license to use the LICENSED MARKS in the LICENSED TERRITORY on or in connection with the PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES, in strict accordance with the STANDARDS OF QUALITY. LICENSEE is authorized to use the LICENSED MARKS only on or in connection with PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES, including use in packaging, labeling, general publicity, letterheads, signs and other forms of advertising, instruction books, and other literature relating to PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES. In no event, however, shall LICENSEE use the LICENSED MARKS as part of a trade name or authorize others to do so, except as may be expressly provided for in this Agreement.

     B. LICENSOR hereby grants to LICENSEE, during the term of this Agreement, a worldwide, non-exclusive license to use the LICENSED NAME in its corporate name and trade names.

     C. Notwithstanding the foregoing grants of license, LICENSEE acknowledges that the use of the LICENSED MARKS and the LICENSED NAME in the United Kingdom and the Republic of Ireland may be limited or prohibited in connection with some or all of the PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES as a result of prior agreements entered into by and between LICENSOR and The General Electric Company, p.l.c., an unrelated British company of similar name. LICENSOR shall provide LICENSEE, and LICENSEE agrees to fully comply with, all guidelines adopted from time to time by LICENSOR for the purpose of distinguishing its trademarks, service marks, trade names, and the like, and preventing confusion with any other entity, including The General Electric Company, p.l.c., and its affiliates and licensees.

                                  ARTICLE III
          EXAMINATION OF PRODUCTS, PRE-COMMERCIAL UNITS, AND SERVICES

     A. LICENSEE shall use the LICENSED MARKS only on and in connection with PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES, and then only to the extent that such use is in strict accordance with the STANDARDS OF QUALITY.

     B. LICENSOR or its authorized representative shall have the right at any time or times to conduct during regular business hours an examination of LICENSEE's manner of marketing and selling PRODUCTS and PRE-COMMERCIAL UNITS and performing SERVICES under the LICENSED MARKS and of the facilities where PRODUCTS and PRE-COMMERCIAL UNITS are marketed and sold and SERVICES are performed. LICENSEE shall furnish to LICENSOR, from time to time as requested, representative samples of PRODUCTS and PRE-COMMERCIAL UNITS to which it affixes the LICENSED MARKS and representative samples showing all other uses of the LICENSED MARKS by LICENSEE. If, at any time, PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES sold or performed under the LICENSED MARKS by LICENSEE fail, in the sole opinion of LICENSOR, to conform to any of the required STANDARDS OF QUALITY or any other requirement in this agreement, and LICENSOR notifies LICENSEE of such failure, LICENSEE shall promptly cease marketing and performing such non-conforming PRODUCTS, PRE-COMMERCIAL UNITS and SERVICES.


                                  ARTICLE IV
                  USE OF THE LICENSED MARKS AND LICENSE NAME

     A. LICENSEE shall comply with LICENSOR's written guidelines and rules provided to LICENSEE from time to time by LICENSOR with respect to the appearance and manner of use of the LICENSED MARKS and the LICENSED NAME. Any form of use of the LICENSED MARKS and the LICENSED NAME not specifically provided for by such guidelines and rules shall be adopted by LICENSEE only upon prior approval in writing by LICENSOR. Representative specimens showing the use of the LICENSED MARK and LICENSED NAME by LICENSEE shall be sent to LICENSOR from time to time upon request by LICENSOR. LICENSEE specifically agrees that the LICENSED NAME contained in the corporate name and trade names will not appear in any type face differing from, or in a size, color or emphasis differing from, the other words and elements of the corporate name and trade names.

     B. LICENSEE shall comply with all applicable laws and regulations, including those pertaining to the proper use and designation of trademarks, corporate names and trade names in the LICENSED TERRITORY and pertaining to the sale of PRODUCTS and PRE-COMMERCIAL UNITS and the rendering of SERVICES in the LICENSED TERRITORY.

     C. LICENSEE shall immediately cease use of the LICENSED MARKS and/or any corporate name or trade name containing the LICENSED NAME upon notice from LICENSOR that, in the sole opinion of LICENSOR, such use of the LICENSED MARKS or the LICENSED NAME (i) is in violation of LICENSOR's guidelines, rules, or STANDARDS OF QUALITY, or (ii) results or is likely to result in an adverse claim against either LICENSOR or LICENSEE by a third party.

     D. If, in the sole discretion of LICENSOR, it is required or advisable for the purpose of making this Agreement enforceable, or for the purpose of maintaining, enhancing, or protecting LICENSOR's rights in the LICENSED MARKS or the LICENSED NAME, to record this Agreement or to enter LICENSEE as registered or authorized user of the LICENSED MARKS or the LICENSED NAME, LICENSOR will attend (at LICENSEE's expense) to such recording or entry. LICENSEE will execute and deliver to LICENSOR such additional instruments or documentation as LICENSOR may reasonably request, including without limitation execution and delivery of substitute or short-form license agreements, with terms consistent with this Agreement, for recordation or registration in specified countries in the event that this Agreement shall be deemed to be unsuitable for recordation or entry in such countries. The terms and conditions of this Agreement (and not the terms and conditions of such substitute or short-form license agreements entered into for recording or entry purposes) shall be binding between the parties throughout the world and shall govern and control any controversy that should arise with respect to each party's rights and obligations hereunder; provided, however,
                                                          --------  -------
that if specific terms and conditions of any such substitute or short-form agreement differ from the comparable terms and conditions of this Agreement and enforcement of the comparable terms and conditions of this Agreement pursuant to this provision either would be improper under the laws of the applicable country or would adversely affect LICENSOR's rights in the LICENSED MARKS and LICENSED NAME in such country, then the specific terms and conditions of the substitute or short-form agreement shall be controlling in such country.

     E. LICENSEE shall supply LICENSOR, with such information concerning the use of the LICENSED MARKS and the LICENSED NAME by LICENSEE on or in connection with the PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES as LICENSOR may reasonably request to aid LICENSOR in the acquisition, maintenance, and renewal of registrations of the LICENSED MARKS, to record this Agreement and to enter LICENSEE as a registered or authorized user of the LICENSED MARKS, or for any other purpose.


                                   ARTICLE V
          OWNERSHIP AND VALIDITY OF LICENSED MARKS AND LICENSED NAME

     A. LICENSEE admits the validity, and LICENSOR's ownership, of the LICENSED MARKS and the LICENSED NAME and agrees that any and all rights that might be acquired by the use of the LICENSED MARKS or the LICENSED NAME by LICENSEE shall inure to the sole benefit of LICENSOR. LICENSEE admits and agrees that, as between the parties, LICENSEE has been extended only a mere permissive right to use the LICENSED MARKS and LICENSED NAME as provided in this Agreement which is not coupled with any ownership interest.

     B. Other than as expressly set forth in this Agreement, LICENSEE further agrees not to use or file any application to register, in any class and in any country, any trademarks, service marks, trade names, or corporate names resembling, similar to, or containing, in whole or in part, the LICENSED MARKS or the LICENSED NAME. Whenever the attention of LICENSEE is called by LICENSOR to any such confusion or risk of confusion, LICENSEE agree to take appropriate steps immediately to remedy or avoid such confusion or risk of confusion.

     C. LICENSEE shall give LICENSOR notice of any known or presumed infringements of the LICENSED MARKS or unauthorized use of the LICENSED NAME by others, and LICENSEE shall render LICENSOR full cooperation for the protection of the LICENSE MARKS and the LICENSED NAME. LICENSOR shall have and retain all rights to bring all actions and proceedings in connection with infringement or unauthorized use of the LICENSED MARKS and LICENSED NAME at its sole discretion, and LICENSEE shall have no rights to make any such claims or bring any actions or proceedings, whether in its own name or on behalf of LICENSOR, without the express prior written consent of LICENSOR. If LICENSOR decides to enforce its rights in the LICENSED MARKS or the LICENSED NAME against an infringer, all costs incurred and recoveries made shall be for the account of LICENSOR.


                                  ARTICLE VI
                             ROYALTIES AND REPORTS

     A.  LICENSEE shall pay LICENSOR royalties at the rate of [***]

B.                                     [***]


CONFIDENTIAL INFORMATION HAS BEEN OMITTED PURSUANT TO RULE 406 UNDER THE SECURITIES ACT AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. THE LOCATIONS OF THE OMITTED INFORMATION HAVE BEEN INDICATED WITH ASTERISKS.

     C. LICENSEE agrees to make written reports to LICENSOR quarterly within thirty (30) days after the first days of each January, April, July, and October during the term of this Agreement, and effective as of such dates, stating in each such report the description and aggregate net selling prices of PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed during the preceding three (3) calendar months and upon which royalties are payable hereunder. The first such report shall include all such PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed between the effective date of this Agreement and the date of such first report. LICENSEE also agrees to make a written report to LICENSOR within thirty (30) days after any expiration or termination of this Agreement, stating in such report the description and aggregate net selling prices of PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES sold or otherwise disposed of or performed and upon which royalties are payable hereunder, but which have not been previously reported to LICENSOR.

     D. Concurrently with the making of each report pursuant to Paragraph VI.C. hereof, LICENSEE shall pay to LICENSOR royalties at the rate specified by Paragraph VI.A. hereof on all PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES included therein. All payments to be made under this Agreement shall be made in the City of New York, State of New York, U.S.A. in United States Dollars by electronic transfer to an account designated by LICENSOR. Where the provisions of this Agreement require the conversion into United States Dollars of an amount initially computed in the currency of another country, the amount of United States Dollars payable under this Agreement shall be determined on the basis of the applicable exchange rate quoted by The Wall Street Journal, Eastern Edition, most recently prior to the date each such payment is made or due, whichever is earlier. If no exchange rate is quoted for any period, LICENSOR shall determine the rate in accordance with an alternative LICENSOR deems reasonable.

     E. LICENSEE shall keep records, in sufficient detail to enable the royalties payable hereunder by LICENSEE to be determined, for at least a period of two years following the expiration or termination of this Agreement.
LICENSEE shall permit its books and records to be examined from time to time upon reasonable written notice to the extent necessary to verify the reports provided for hereunder, such examination to be made at the expense of LICENSOR by any auditor appointed by LICENSOR who shall be acceptable to LICENSEE, or, at the option and expense of LICENSEE, by a certified independent accountant appointed by LICENSOR and approved by LICENSEE, which approval shall not be unreasonably withheld.


                                  ARTICLE VII
                                  TERMINATION

     A. Until terminated pursuant to any provision of this Article VII, this Agreement shall have a term of five (5) years from its effective date and shall thereafter be automatically renewed from year to year for one (1) year terms each commencing upon the expiration of the previous term. This Agreement may be terminated at the end of any such term by either LICENSOR or LICENSEE giving notice of termination at least ninety (90) days prior to the expiration of said term. Notwithstanding the foregoing, this Agreement shall automatically terminate without further notice in the event that the Distributor Agreement terminates without being replaced by another such agreement between the parties thereto.

     B. This Agreement shall automatically terminate without further notice on the date that LICENSOR ceases to own, directly or indirectly, in excess of fifty percent (50%) of the outstanding voting securities or other membership interests of LICENSEE or ceases to have the right and power to exercise effectively all of the rights and powers of ownership therein.

     C. This Agreement shall terminate as to a particular country with notice on a date established by either LICENSOR or LICENSEE if a controlling substitute or short-form agreement is required in such country pursuant to Paragraph IV.D. hereof and such controlling replacement agreement contains provisions unacceptable to the party giving notice hereunder.

     D. In the event LICENSEE does not comply with any provisions of this Agreement and LICENSOR elects to give LICENSEE written notice of such non-compliance, LICENSEE shall have twenty (20) days from the receipt of such notice to remedy such non-compliance. If such non-compliance is not remedied within said twenty (20) days, LICENSOR shall have the right to terminate this Agreement at any time thereafter by giving LICENSEE written notice of the effective date of such termination.

     E. Upon any termination of this Agreement for any reason, LICENSEE agrees to cease and discontinue completely further use of the LICENSED MARKS and the LICENSED NAME; provided, however, that LICENSEE shall have a period of three (3) months from the date of such termination to (i) fill any outstanding orders for PRODUCTS, PRE-COMMERCIAL UNITS, or SERVICES placed prior to the effective date of termination (provided, however, such terminal use shall comply with the other provisions of this Agreement) (ii) change its corporate name and trade names to exclude the LICENSED NAME therefrom. At the expiration of such three (3) month period, LICENSEE shall have no further right to use the LICENSED MARKS and LICENSED NAME, or any mark or name the same as, substantially similar to, or likely to cause confusion with the LICENSED MARKS and LICENSED NAME.

     F. The following provisions of this Agreement shall survive any termination: Paragraph IV.D., Paragraph IV.E., Paragraph V.A., Paragraph V.B., Paragraph V.C. Article VI, Paragraph VII.E., Paragraph VII.F, and Paragraphs VIII.A., C., D., E., and F.


                                 ARTICLE VIII
                           MISCELLANEOUS PROVISIONS

     A. LICENSEE shall fully indemnify and hold harmless LICENSOR against any and all claims, losses, damages, expenses or liability asserted against or suffered by LICENSOR and arising out of or relating to this Agreement or the sale or disposition of PRODUCTS or PRE-COMMERCIAL UNITS, or performance of SERVICES, by LICENSEE under the LICENSED MARKS or the conduct of business activities by LICENSEE under the LICENSED NAME, whether or not such PRODUCTS, PRE-COMMERCIAL UNITS, and SERVICES conform to the required STANDARDS OF QUALITY and whether or not LICENSOR has specifically approved sale of PRODUCTS or PRE-COMMERCIAL UNITS or the performance of SERVICES or the conduct of the business activities under the LICENSED NAME.

     B. This Agreement or any rights hereunder may not be assigned or otherwise transferred or extended by LICENSEE to any party including without limitation subsidiaries and affiliates of LICENSEE without the written consent of LICENSOR, and any attempted assignment, transfer or extension without such consent shall be null and void.

     C. Any notices or requests with reference to this Agreement shall be in writing and shall be directed by one party to the other at its respective address as follows:

     LICENSOR

          GENERAL ELECTRIC COMPANY
          Attention: General Counsel
          One River Road
          Schenectady, NY  12345

     LICENSEE

          GE FUEL CELL SYSTEMS, LLC
          Attention: President
          One River Road
          Schenectady, NY  12345

Any party may change its address to which notices or requests shall be directed by notice to the other party, but until such change of address has been received, any notices or requests sent to the above addresses shall be effective upon transmittal and shall be considered as having been received.

     D. This instrument contains the entire agreement between the parties hereto regarding the use of the LICENSED MARKS and the LICENSED NAME, and this Agreement supersedes and cancels all previous, understandings or agreements in regard to the subject matter hereof. This Agreement may not be released or modified in any manner, orally or otherwise, except by an instrument in writing signed by duly authorized representatives of the parties hereto.

     E. This Agreement shall be governed by the laws of the State of New York, United States of America, without regard to its rules regarding the conflict of laws.

     F. Failure by LICENSOR at any time to enforce or require strict compliance with any provision of this Agreement shall not affect or impair that provision in any way or the rights of LICENSOR to avail itself of the remedies it may have in respect of any subsequent breach of that or any other provision.

     IN WITNESS WHEREOF, LICENSOR and LICENSEE have caused this instrument to be executed in duplicate by their duly authorized representatives as of the date first written above.


                                       GENERAL ELECTRIC COMPANY
ATTEST:

/s/ illegible                               /s/ Ronald E. Myrick
_________________________________      By: ___________________________________

                                              Ronald E. Myrick
                                       Name: _________________________________

                                               General Patent Counsel
                                       Title: ________________________________


                                       GE FUEL CELL SYSTEMS, L.L.C.
ATTEST:

                                            /s/ Barry Glickman
_________________________________      By: ___________________________________
                                           Barry Glickman, President

                                   EXHIBIT A



     LICENSED MARK                             REGISTRATION NO.
     -------------                             ----------------